EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to use in this Registration Statement of Consumer Direct of America on Form SB-2 of our report, dated April 10, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Chavez & Koch, CPA’s, Ltd.

August 19, 2003
Henderson, Nevada